UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2022

FS CREDIT OPPORTUNITIES CORP.

(Exact name of Registrant as specified in its charter)

Maryland	811-22802	46-1882356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania	19112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FSCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Investment Advisory Agreement

FS Credit Opportunities Corp., a Maryland corporation (the “Company”), held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 22, 2022. On June 22, 2022, the Company adjourned the Annual Meeting with respect to the Advisory Agreement Amendment Proposal (as defined below) to permit additional time to solicit stockholder votes for such proposal. The reconvened meeting (the “Reconvened Meeting”) was held on August 16, 2022.

Stockholders were asked to consider and act upon the following proposal, which was described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 28, 2022:

•

Proposal No. 2 – to approve an amended and restated investment advisory agreement (the “Amended Advisory Agreement”) between the Company and FS Global Advisor, LLC, its investment adviser (the “Adviser”), which will be entered into and become effective upon a future listing (the “Listing”) of the Company’s outstanding shares of common stock on the New York Stock Exchange, that would (a) reduce the annual base management fees payable by the Company to the Company’s investment adviser from an annual rate of 1.5% to an annual rate of 1.35% of the Company’s average daily gross assets, and (b) amend the structure of the incentive fee on income in a manner that would express the “hurdle rate” required for the investment adviser to earn, and be paid, the incentive fee as a percentage of the Company’s net assets rather than adjusted capital (the “Advisory Agreement Amendment Proposal”).

The Advisory Agreement Amendment Proposal was approved by the Company’s stockholders at the Reconvened Meeting.

Information regarding the material relationships between the Company and the Adviser is set forth on Form N-CSRS for the fiscal period ended June 30, 2022, filed with the SEC on August 26, 2022, in (i) Notes to Unaudited Consolidated Financial Statements—Note 4. Related Party Transactions—Compensation of the Investment Adviser and its Affiliates and (ii) Supplemental Information (Unaudited)—Board Approval of Continuation of Investment Advisory Agreement and Initial Approval of New Investment Advisory Agreement, and is incorporated herein by reference.

On November 14, 2022, the Company entered into the Amended Advisory Agreement. The Amended Advisory Agreement became effective upon the listing of shares of the Company’s common stock on the New York Stock Exchange (the “Listing”).

The foregoing description of the Amended Advisory Agreement as set forth in this Item 1.01 is a summary only and is qualified in all respects by the provisions of such agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 3.03.	Material Modification to Rights of Security Holders.

Amended and Restated Distribution Reinvestment Plan

As previously announced, on July 14, 2022, the board of directors of the Company, including the independent directors, approved and adopted an amended and restated distribution reinvestment plan (the “A&R DRP”). Effective upon the Listing, the A&R DRP became effective. The A&R DRP is suspended for 181 days following the Listing.

Item 8.01.	Other Events.

NYSE Listing

On November 14, 2022, the Listing was consummated and shares of the Company’s common stock commenced trading on the New York Stock Exchange with the ticker symbol “FSCO”. A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Cautionary Statement Concerning Forward-Looking Statements

Statements included herein may constitute “forward-looking” statements as that term is defined in Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements with regard to future events or the future performance or operations of the Company. Words such as “intends,” “will,” “expects,” and “may” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, geo-political risks, risks associated with possible disruption to the Company’s operations or the economy generally due to hostilities, terrorism, natural disasters or pandemics such as COVID-19, future changes in laws or regulations and conditions in the Company’s operating area, unexpected costs, the price at which the Company’s shares of common stock may trade on the New York Stock Exchange and such other factors that are disclosed in the Company’s filings with the SEC. The inclusion of forward-looking statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. Any forward-looking statements speak only as of the date of this communication. Except as required by federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER

Exhibit 10.1	Amended and Restated Investment Advisory Agreement, dated as of November 14, 2022, by and between FS Credit Opportunities Corp. and FS Global Advisor, LLC

Exhibit 99.1	Press Release dated November 14, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Credit Opportunities Corp.

Date: November 14, 2022	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
Vice President, Treasurer and Secretary